Exhibit 4.2
THE LIEN CREATED BY THIS AGREEMENT ON THE PROPERTY DESCRIBED HEREIN IS JUNIOR AND SUBORDINATE TO THE LIEN ON SUCH PROPERTY CREATED BY ANY SIMILAR INSTRUMENT NOW OR HEREAFTER GRANTED TO THE FIRST PRIORITY REPRESENTATIVE AND/OR THE SECOND LIEN COLLATERAL AGENT, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, IN SUCH PROPERTY, IN ACCORDANCE WITH THE PROVISIONS OF (1) THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF AUGUST 4, 2009 AMONG BANK OF AMERICA, N.A., AS FIRST PRIORITY ADMINISTRATIVE AGENT AND FIRST PRIORITY COLLATERAL AGENT, CREDIT SUISSE, AS SECOND LIEN COLLATERAL AGENT, U.S. BANK NATIONAL ASSOCIATION, AS THIRD LIEN COLLATERAL AGENT, AND THE LOAN PARTIES REFERRED TO THEREIN, AS AMENDED FROM TIME TO TIME AND (2) THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF AUGUST 4, 2009 AMONG CREDIT SUISSE, AS SECOND LIEN COLLATERAL AGENT, U.S. BANK NATIONAL ASSOCIATION, AS THIRD LIEN COLLATERAL AGENT, AND THE LOAN PARTIES REFERRED TO THEREIN, AS AMENDED FROM TIME TO TIME.
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of August 4, 2009, is made by and among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), CABARRUS PLASTICS, INC., a North Carolina corporation, CVG CS LLC, a Delaware limited liability company, CVG MANAGEMENT CORPORATION, a Delaware corporation, CVG LOGISTICS LLC, a Delaware limited liability company, CVG EUROPEAN HOLDINGS, LLC, a Delaware limited liability company, CVG OREGON, LLC, a Delaware limited liability company, CVS HOLDINGS, INC., a Delaware corporation, MAYFLOWER VEHICLE SYSTEMS, LLC, a Delaware limited liability company, MONONA CORPORATION, a Delaware corporation, MONONA WIRE CORPORATION, an Iowa corporation, MONONA (MEXICO) HOLDINGS LLC, an Illinois limited liability company, NATIONAL SEATING COMPANY, a Delaware corporation, SPRAGUE DEVICES, INC., a Delaware corporation, TRIM SYSTEMS, INC., a Delaware corporation, TRIM SYSTEMS OPERATING CORP., a Delaware corporation, each of the other entities which becomes a party hereto pursuant to Section 9.14 hereof (each of the foregoing, including the Company, a “Grantor” and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Holders (as defined below) and the Trustee (as defined below) (in such capacity and together with any successor collateral agent, the “Collateral Agent”).
RECITALS
     A Pursuant to that certain Indenture, dated as of the date hereof (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Indenture”), among the Grantors, and U.S. Bank National Association, as the trustee thereunder (in such capacity, the “Trustee”), (i) the Company has agreed to issue certain notes (such notes, together with all other notes issued under the Indenture and notes issued in exchange therefor, the “Notes”) (the holders of the Notes (and their successors and permitted assignees) are herein called the “Holders”) and (ii) the Grantors (other than the Company) have agreed to guarantee to obligations of the Company under the Notes, in each case upon the terms and subject to the conditions set forth therein.

     B. Pursuant to the Indenture, all of the obligations of the Grantors under the Indenture shall be secured as provided in this Security Agreement, subject to the terms, conditions, and provisions of the Intercreditor Agreements (as defined below).
     C. Each Grantor will obtain benefits from the purchase of the Notes by the Holders from the Company and, accordingly, each Grantor desires to execute this Security Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Holders to purchase the Notes from the Company.
AGREEMENT
     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Grantors hereby agree with the Collateral Agent as follows:
     SECTION 1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:
     “Account” as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
     “Account Debtor” a Person who is obligated under an Account, Chattel Paper or General Intangible.
     “Bankruptcy Code” Title 11 of the United States Code, as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
     “Company” as defined in the preamble to this Security Agreement.
     “Collateral” all Property described in Section 2.1, all Property described in any Security Documents as security for any Secured Obligations, and all other Property that now or hereafter secures any Secured Obligations; provided, that, in no event shall the term “Collateral” include any Excluded Collateral.
     “Copyright Security Agreement” each copyright security agreement pursuant to which a Grantor grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on such Grantor’s interests in its copyrights, as security for the Secured Obligations.
     “Distribution” (1) the declaration or payment of any dividends or any other distributions of any sort in respect of any Equity Interest (including any payment in connection with any merger or consolidation) or similar payment to the direct or indirect holders of any Equity Interest (other than (A) dividends or distributions payable solely in Equity Interests, (B) dividends or distributions payable solely to a Grantor and (C) pro rata dividends or other distributions made by a subsidiary that is not a wholly owned subsidiary to minority stockholders (or owners of an equivalent interest in the case of a subsidiary that is an entity other than a corporation)); or (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interest, including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interest.

2

     “Dominion Account” a special account established by the Grantors at Bank of America, N.A. or another bank acceptable to the First Priority Representative, over which the Collateral Agent (or the First Lien Collateral Agent or the Second Lien Collateral Agent, in each case on behalf of the Collateral Agent) has control (as defined in the UCC).
     “Equity Interest” the interest of any (a) shareholder in a corporation, company, or beneficial interests in a trust or other equity ownership interest of a Person and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
     “Event of Default” the occurrence or existence of any “Event of Default” under and as defined in the Indenture.
     “First Lien Intercreditor Agreement” the Intercreditor Agreement, dated on or about the date hereof, by and among the Company, the Subsidiary Guarantors party thereto from time to time, the First Priority Representative, the Second Lien Collateral Agent and the Third Lien Collateral Agent, as amended, amended and restated, supplemented, restated or otherwise modified from time to time.
     “First Priority Obligations” shall have the meaning assigned thereto in the First Lien Intercreditor Agreement.
     “First Priority Representative” has the meaning set forth in the First Lien Intercreditor Agreement.
     “Foreign Subsidiary” a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.
     “Governmental Approvals” all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
     “Governmental Authority” any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, local authority, council, regulatory body or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof or a foreign entity or government.
     “Intellectual Property” all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, design rights, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

3

     “Intellectual Property Claim” any claim or assertion (whether in writing, by suit or otherwise) that a Grantor’s or its Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
     “Intercreditor Agreements” collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.
     “License” any license or agreement under which a Grantor is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution or disposition of Collateral, (b) any use of Property or (c) any other conduct of its business.
     “Licensor” any Person from whom a Grantor obtains the right to use any Intellectual Property.
     “Lien Waiver” an agreement, in form and substance reasonably satisfactory to the First Priority Representative, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Collateral Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the First Priority Representative or Second Lien Collateral Agent on behalf of the Collateral Agent, as applicable,, and agrees to deliver the Collateral to the First Priority Representative promptly following request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the First Priority Representative or Second Lien Collateral Agent on behalf of the Collateral Agent, as applicable, promptly following request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to the First Priority Representative or Second Lien Collateral Agent on behalf of the Collateral Agent, as applicable, the right, vis-à-vis such Licensor, to enforce the Collateral Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License. Notwithstanding anything to the contrary, any Lien Waiver acceptable to the First Priority Representative shall satisfy the terms of “Lien Waiver.”
     “Material Adverse Effect” the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or financial condition of the Grantors, taken as a whole, on the value of a material portion of the Collateral, on the enforceability of the Note Documents, or on the validity or priority of the Collateral Agent’s Liens on the Collateral; (b) materially impairs the ability of any Grantor to perform any obligations under the Note Documents, including repayment of any Secured Obligations; or (c) otherwise impairs the ability of the Collateral Agent or any Holder to enforce or collect any Secured Obligations or to realize upon any Collateral.

4

     “Material Contract” any agreement or arrangement to which a Grantor is party (other than the Note Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “Mortgage” each mortgage, fixed charge, deed of trust or deed to secure debt pursuant to which a Grantor grants to the Collateral Agent, for the benefit of Secured Parties, a Lien upon the Real Estate owned by such Grantor, as security for the Secured Obligations.
     “Organic Documents” with respect to any Person, as applicable, its charter, certificate or articles of incorporation, bylaws, articles of organization, articles of association, memorandum, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
     “Patent Security Agreement” each patent security agreement pursuant to which a Grantor grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on such Grantor’s interests in its patents, as security for the Secured Obligations.
     “Payment Item” each check, draft or other item of payment payable to a Grantor, including those constituting proceeds of any Collateral.
     “Property” any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Real Estate” all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
     “Related Real Estate Documents” with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to the First Priority Representative: (a) a mortgagee title policy (or binder therefor) covering the Collateral Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to the Collateral Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Collateral Agent may request with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor; (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to the First Priority Representative, if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser acceptable to the Collateral Agent, and in form and substance satisfactory to Holders of at least a majority in principal amount of the Notes then outstanding; (f) if available, an environmental assessment, prepared by environmental engineers acceptable to the Collateral Agent, and accompanied by such reports, certificates, studies or data as the Collateral Agent may reasonably request, which shall all be in form and substance satisfactory to the Holders of at least a majority in principal amount of the Notes then outstanding; and (g) an environmental agreement and such other documents, instruments or agreements as the Collateral Agent may reasonably require with respect to any environmental risks regarding the Real Estate. Notwithstanding anything to the

5

contrary, any Related Real Estate Documents acceptable to the First Priority Representative shall satisfy the terms of “Related Real Estate Documents.”
     “Restrictive Agreement” an agreement (other than a Note Document) that conditions or restricts the right of any Grantor to incur or repay Indebtedness, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Indebtedness, or to repay any intercompany Indebtedness.
     “Second Lien Intercreditor Agreement” the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors party thereto, the Second Lien Collateral Agent and the Third Lien Collateral Agent, as amended, amended and restated, supplemented, restated or otherwise modified from time to time.
     “Second Priority Obligations” shall have the meaning assigned thereto in the First Lien Intercreditor Agreement.
     “Secured Obligations” shall mean and include all Obligations (as defined in the Indenture) of each of the Grantors under the Indenture and each of the other Note Documents, including, without limitation, interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against such Grantor.
     “Security Agreement” this Security Agreement and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
     “Secured Parties” the Collateral Agent, the Trustee, and the Holders.
     “Trademark Security Agreement” each trademark security agreement pursuant to which a Grantor grants to the Collateral Agent, for the benefit of the Secured Parties, a Lien on such Grantor’s interests in trademarks, as security for the Secured Obligations.
     “UCC” the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of Governmental Rules, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     Unless otherwise defined herein, all other capitalized terms used herein and defined in the Indenture shall have the respective meanings given to those terms in the Indenture, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of interpretation set forth in Article I of the Indenture shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

6

     SECTION 2. Collateral.
          2.1 Grant of Security Interest. To secure the prompt payment and performance of all Secured Obligations, each Grantor hereby grants to the Collateral Agent for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Grantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
               (a) all Accounts;
               (b) all Chattel Paper, including electronic chattel paper;
               (c) all Commercial Tort Claims listed on Schedule 2.1 (as amended from time to time);
               (d) all Deposit Accounts;
               (e) all Documents;
               (f) all General Intangibles, including Intellectual Property (excluding intent to use trademark applications and contracts that prohibit the granting of security interests or encumbrances);
               (g) all Goods, including Inventory, Equipment and fixtures;
               (h) all Instruments;
               (i) all Investment Property;
               (j) all Letter-of-Credit Rights;
               (k) all Supporting Obligations;
               (l) all monies, whether or not in the possession or under the control of the Collateral Agent, the Trustee, a Holder, or a bailee or Affiliate of the Collateral Agent, the Trustee or a Holder;
               (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
               (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
Notwithstanding the foregoing, in no event shall any of the following Property be subject to the grant of security pursuant to this Section 2.1 or otherwise constitute Collateral: (i) all motor vehicles and other assets the perfection of a security interest in which is excluded from the UCC

7

in the relevant jurisdiction; (ii) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that the grant of a security interest would (x) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (y) give any other party the right to terminate its obligations thereunder, or (z) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to be excluded pursuant to this clause (ii) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (ii) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Security Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC, (iii) Property (and proceeds thereof) owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred pursuant to the Indenture, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Property; (iv) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral; (v) any property or assets to the extent that such grant of a security interest is prohibited by any applicable law, or requires a consent not obtained of any Governmental Authority pursuant to such applicable law; (vi) more than 65% of the Equity Interests of any Foreign Subsidiary which represent Voting Stock to the extent a greater percentage would result in adverse tax consequences to the Grantors; (vii) all tax, payroll, employee benefit, fiduciary and trust accounts; or (viii) accounts receivable and any assets related thereto owned by a Recevables Subsidiary or which the Company or its Subsidiaries have agreed to transfer to a Receivables Subsidiary (clauses (i) through (viii) collectively, the “Excluded Collateral”). Furthermore, any assets or Property constituting “Excluded Collateral” are expressly excluded from each term used in the definition of Collateral (and any component definition thereof).
          2.2 Lien on Deposit Accounts. To further secure the prompt payment and performance of all Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Grantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.
          2.3 Real Estate Collateral.
               (a) Lien on Real Estate. The Secured Obligations shall also be secured by Mortgages upon all owned Real Estate owned by the Grantors, as listed on Schedule 2.3(a) hereto. The Mortgages shall be duly recorded, at Company’s expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Grantor acquires any owned Real Estate hereafter, such Grantor shall, promptly notify the Collateral Agent of such acquisition and shall, within 45 days of the Second Lien

8

Collateral Agent’s or the First Priority Representative’s request, execute, deliver and record a Mortgage sufficient to create a third priority Lien (subject to Permitted Liens) in favor of the Collateral Agent on such Real Estate, and shall promptly deliver all Related Real Estate Documents.
               (b) Collateral Assignment of Leases. To further secure the prompt payment and performance of all Secured Obligations, each Grantor hereby grants a security interest and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of such Grantor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Grantor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof; provided, however, the foregoing provision shall exclude any real Property lease (i) in which such Grantor is expressly prohibited from assigning or transferring its right, title and interest to such real Property lease or (ii) in which such collateral assignment or grant of security interest would cause a default thereunder, a loss of rights by such Grantor therein or thereunder or an increase in the obligations of such Grantor (other than an obligation to provide notice or other ministerial acts); provided, further that in the event consent is obtained for such assignment and/or transfer, upon the granting of the consent, the real Property lease so excluded from this collateral assignment shall, by virtue of this proviso (without any act or delivery by any Person), be then subject to the collateral assignment set forth in this Section 2.3(b).
          2.4 Other Collateral.
               (a) Commercial Tort Claims. The Grantors shall promptly notify the Collateral Agent in writing if any Grantor obtains knowledge that it holds a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000) and, upon the Second Lien Collateral Agent’s or the First Priority Representative’s request, shall promptly take such actions as the Second Lien Collateral Agent or the First Priority Representative, as applicable, requests to confer upon the Collateral Agent (for the benefit of Secured Parties) a duly perfected Lien (subject to Permitted Liens) upon such claim.
               (b) Certain After-Acquired Collateral. The Grantors shall promptly notify the Collateral Agent in writing if, after the date hereof, any Grantor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights, and, upon the Second Lien Collateral Agent’s or the First Priority Representative’s request, shall promptly take such actions as the Second Lien Collateral Agent or the First Priority Representative, as applicable, requests to effect the Collateral Agent’s duly perfected third priority Lien (subject to Permitted Liens) upon such Collateral (which is not yet subject to a Lien in favor of the Collateral Agent), including obtaining any appropriate possession, control agreement or Lien Waiver (or by providing such possession to the First Priority Representative or Second Lien Collateral Agent on behalf of the Collateral Agent, as applicable). Grantors shall provide the Collateral Agent, on a quarterly basis, notification of any Intellectual Property or rights therein obtained since the last day of the previous fiscal quarter, including the owner of such Intellectual Property and a detailed description thereof. If any Collateral (other than (i) Property in transit among locations of the Grantors, (ii) Inventory out for processing, and (iii) Property out for repair or refurbishment or

9

Property in the possession of employees in the ordinary course of business, in each case with respect to this clause (iii), valued at less then $500,000), is in the possession of a third party, at the Collateral Agent’s request, the Grantors shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of the Collateral Agent.
          2.5 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject the Collateral Agent or any Holder to, or in any way modify, any obligation or liability of the Grantors relating to any Collateral.
          2.6 Further Assurances. Promptly following written request, each Grantor shall deliver such instruments, collateral assignments, or other documents or agreements, and shall take such actions, as the Collateral Agent requests under applicable law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Security Agreement. Each Grantor authorizes the Collateral Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Grantor, or words to similar effect.
          2.7 Foreign Subsidiary Stock. The Collateral shall include only 65% of the Voting Stock of any Foreign Subsidiary.
SECTION 3. Collateral Administration.
          3.1 Administration of Accounts.
               (a) Account Verification. Whether or not a Default or Event of Default exists, the Collateral Agent shall have the right at any time, in the name of the Collateral Agent, any designee of the Collateral Agent or any Grantor, to verify the validity, amount or any other matter relating to any Accounts of the Grantors by mail, telephone or otherwise. Each Grantor shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process.
               (b) Maintenance of Dominion Account. Each Grantor shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Collateral Agent. Each Grantor shall obtain an agreement (in form and substance reasonably satisfactory to the Collateral Agent or the First Priority Representative, as applicable) from each lockbox servicer and Dominion Account bank, establishing the Collateral Agent’s (or the First Priority Representative’s or Second Lien Collateral Agent’s, as applicable) control over and Lien in the lockbox or Dominion Account, which shall be exercised at all times, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving or subordinating offset rights of such servicer or bank, except for customary administrative charges; provided, however, that upon the upon the occurrence of the First Priority Obligations Payment Date, the agreements from each lockbox servicer and Dominion Account bank, establishing the Collateral Agent’s control over and Lien in the lockbox or Dominion Account shall be amended and restated such that the lockboxes and Dominion Accounts are no longer subject to a complete blockage and the Collateral Agent shall not sweep any proceeds in such lockbox or Dominion Account unless an Event of Default shall have occurred and be continuing. The Grantors may

10

maintain a balance of no more than $500,000 at any time in its master disbursement account. The Collateral Agent and the Holders assume no responsibility to the Grantors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
               (c) Proceeds of Collateral. The Grantors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Grantor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Collateral Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. Notwithstanding anything to the contrary contained herein, the Grantors shall be entitled to maintain amounts of cash and Temporary Cash Investments in petty cash (in an aggregate amount for all such accounts not to exceed $500,000), trust, tax, employee benefit and payroll accounts which are not Dominion Accounts.
          3.2 Administration of Inventory.
               (a) Records and Reports of Inventory. Each Grantor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Collateral Agent inventory and reconciliation reports in form satisfactory to the Collateral Agent, on such periodic basis as the Collateral Agent may request. Each Grantor shall conduct a physical inventory in time and manner consistent with such Grantor’s past practices (and on a more frequent basis if requested by the Collateral Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to the Collateral Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Collateral Agent may request. The Collateral Agent may participate in and observe each physical count; provided, that so long as no Event of Default is continuing, the Collateral Agent shall be reimbursed for its reasonable charges, costs and expenses in connection with its participation in and observance of a physical count only once per calendar year. During an Event of Default, all reasonable charges, costs and expenses in connection with Collateral Agent’s participations in and observances of physical counts shall be reimbursed by Grantors without regard to the limits in the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section 3.2(a), the Grantors’ obligations under this paragraph to prepare and deliver any reports, schedules or supporting information may be satisfied by the prompt delivery by the Company to the Collateral Agent of the comparable schedules delivered to the First Priority Representative or Second Lien Collateral Agent, as applicable, pursuant to the Credit Agreement or Second Lien Term Loan Agreement, as applicable.
               (b) Acquisition, Sale and Maintenance. Each Grantor shall take all steps to assure that all Inventory is produced in accordance with applicable law, including the Fair Labor Standards Act of 1938, in each case except to the extent failure to comply with any applicable law could not result in a Material Adverse Effect. No Grantor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Grantor to repurchase such Inventory, except in the ordinary course of business. Each Grantor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with

11

applicable standards of any insurance and in conformity in all material respects with all applicable law and shall make current rent payments (within applicable grace periods provided for in leases) at all location where any material portion of the Collateral is located.
          3.3 Administration of Equipment.
               (a) Records and Schedules of Equipment. Each Grantor shall keep accurate and complete records of its Equipment, including kind, quantity, cost, acquisitions and dispositions thereof, and shall submit to the Collateral Agent, on such periodic basis as the Second Lien Collateral Agent or First Priority Representative may request, a current schedule thereof, in form and containing such detail as is satisfactory to the Second Lien Collateral Agent or First Priority Representative. Promptly upon request, each Grantor shall deliver to the Collateral Agent evidence of their ownership or interests in any Equipment. Notwithstanding anything to the contrary contained in this Section 3.3(a), the Grantors’ obligations under this paragraph to prepare and deliver any reports, schedules or supporting information may be satisfied by the prompt delivery by the Company to the Collateral Agent of the comparable schedules delivered to the First Priority Representative or the Second Lien Collateral Agent, as applicable, pursuant to the Credit Agreement or Second Lien Term Loan Agreement, as applicable.
               (b) [Reserved].
               (c) Condition of Equipment. The Equipment is in satisfactory operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear, tear, casualty and condemnation excepted. No Grantor shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.
          3.4 Administration of Deposit Accounts. Schedule 3.4 sets forth all Deposit Accounts maintained by the Grantors, including all Dominion Accounts as of the date hereof. Subject to Section 3.1(b), each Grantor shall take all actions necessary to establish the Collateral Agent’s control (or the First Lien Collateral Agent’s control or the Second Lien Collateral Agent’s control, in each case on behalf of Collateral Agent) of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes, taxes, or employee benefits, or an account containing not more that $10,000 at any time (subject to the limitations in Section 3.1(c))). Each Grantor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Collateral Agent, First Lien Collateral Agent and Second Lien Collateral Agent) to have control over a Deposit Account or any Property deposited therein. Each Grantor shall promptly notify the Collateral Agent of any opening or closing of a Deposit Account and, with the consent of the Collateral Agent, will amend Schedule 3.4 to reflect same; provided, however, that to the extent the First Priority Representative consents to the amendment of the corresponding schedule in the Credit Agreement, the Collateral Agent’s consent shall be deemed given hereunder.
          3.5 General Provisions.

12

               (a) Location of Collateral. All tangible items of Collateral, other than Property (i) in transit, (ii) out for processing, or (iii) out for repair, refurbishment, processing, or in the possession of employees in the ordinary course of business and in each case with respect to this clause (iii) valued at less than $500,000, shall at all times other than in the ordinary course of business be kept by the Grantors at the business locations set forth in Schedule 3.5 (as amended from time to time) except that the Grantors may (a) make sales or other dispositions of Collateral in accordance with Section 4.06 of the Indenture; and (b) (i) move Collateral to any location in the United States, and (ii) move Collateral located in the United Kingdom or member state of the European Union to another location in the United Kingdom, member state of the European Union or the United States, in each case upon five Business Days prior written notice to the Collateral Agent.
               (b) Insurance of Collateral; Condemnation Proceeds.
                    (i) Each Grantor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by the Collateral Agent) satisfactory to the Collateral Agent. The Collateral Agent agrees that the insurance maintained by each Grantor on the date hereof satisfies this Section 3.5(b). All proceeds under each policy shall be payable to the Collateral Agent. From time to time upon request, the Grantors shall promptly following such request, deliver to the Collateral Agent the certified copies of their respective insurance policies and updated flood plain searches. Unless the Collateral Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing the Collateral Agent as loss payee; (ii) to the extent available requiring 30 days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) to the extent available specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Grantor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Grantor fails to provide and pay for any insurance, the Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge the Grantors therefor. Each Grantor agrees to deliver to the Collateral Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, any Grantor may settle, adjust or compromise any insurance claim as long as the proceeds are delivered to the Collateral Agent to the extent and as required by Section 4.06 of the Indenture. If an Event of Default exists, only the Collateral Agent shall be authorized to settle, adjust and compromise such claims.
                    (ii) Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance or business interruption insurance) and any awards arising from condemnation of any Collateral shall be paid to the Collateral Agent to the extent and as required by Section 4.06 of the Indenture.
               (c) Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Collateral Agent shall not be liable or responsible in any way for the

13

safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors’ sole risk.
               (d) Defense of Title to Collateral. Each Grantor shall at all times defend its title to the Collateral and the Collateral Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens and other claims or demands permitted to exist hereunder.
          3.6 Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. The Collateral Agent, or the Collateral Agent’s designee, may, without notice and in either its or a Grantor’s name, but at the cost and expense of such Grantor:
               (a) Endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Collateral Agent’s possession or control in accordance with the terms of the Note Documents; and
               (b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to deliver any such mail to an address designated by the Collateral Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) to the extent a Grantor has rights sufficient to allow the Collateral Agent to do so, use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Grantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Grantor’s obligations under the Note Documents.
     SECTION 4. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, the Trustee and the Holders that as of the date hereof:
               (a) Such Grantor is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization. Such Grantor is

14

duly qualified, authorized to do business and in good standing (if applicable) as a foreign corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
               (b) Such Grantor is duly authorized to execute, deliver and perform its Note Documents. The execution, delivery and performance of the Note Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of such Grantor, other than those already obtained; (b) contravene the Organic Documents of such Grantor; (c) violate or cause a default under any applicable law, Material Contract or Restrictive Agreement except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of such Grantor.
               (c) Each Note Document to which such Grantor is a party is a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
               (d) Such Grantor has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good and marketable title to all of its material personal Property, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with such Grantor’s ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. Such Grantor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. To the extent required by the Note Documents, all Liens of the Collateral Agent in the Collateral are duly perfected, valid and enforceable (subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity and (iii) other commonly recognized statutory and judicial constraints on enforceability) Liens, subject only to Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes; provided, however, that for registered United States trademarks, United States trademark applications, United States patents, United States patent applications, and registered United States copyrights, the security interest will be perfected upon filing, to the extent perfection of a security interest can be accomplished by such a filing, of the Trademark Security Agreement with the United States Patent and Trademark Office, the Patent Security Agreement with the United States Patent and Trademark Office, or the Copyright Security Agreement with the United States Copyright Office, and such perfected security interest is enforceable (subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity and (iii) other commonly recognized statutory and judicial constraints on enforceability) as such against any and all creditors of and purchasers from such Grantor in the United States.
               (e) Schedule 4(e) shows, for each Grantor, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests as of the date hereof.

15

Except as disclosed on Schedule 4(e), in the five years preceding the date hereof, no Grantor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Grantor has good title to its Equity Interests in its Subsidiaries, subject only to the Collateral Agent’s Lien and other Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable to the extent applicable. Except as set forth on Schedule 4(e), as of the date hereof, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Grantor.
               (f) Such Grantor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business to the knowledge of such Grantor without infringing or misappropriating any Intellectual Property rights of others except to the extent that such failure to own or have such rights to use or any conflict would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to any Grantor’s knowledge, threatened Intellectual Property Claim with respect to any Grantor or any of their Property (including any Intellectual Property that could reasonably be expected to have a Material Adverse Effect). Except as disclosed on Schedule 4(f), no Grantor pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property (excluding “shrink-wrap”, “click-wrap”, or other “off-the-shelf” software). All registered Intellectual Property owned by such Grantor is shown on Schedule 4(f).
               (g) Such Grantor, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except to the extent the failure to have such Governmental Approvals would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and such Grantor and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
               (h) Compliance with Laws. Such Grantor and its Subsidiary have duly complied, and their Properties and business operations are in compliance, in all material respects with all applicable law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to such Grantor or its Subsidiary under any applicable law which could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the Fair Labor Standards Act of 1938.
     SECTION 5. Rights and Remedies Upon Default.
               (a) If any Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, the other Note Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i)

16

take possession of any Collateral; (ii) require the Grantors to assemble Collateral, at the Grantors’ expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent; (iii) subject to the terms of any lease agreement or Lien Waiver, as applicable, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Grantor, such Grantor agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by applicable law, in lots or in bulk, at such locations, all as the Collateral Agent, in its discretion, deems advisable. Each Grantor agrees that 10 days notice of any proposed sale or other disposition of Collateral by the Collateral Agent shall be reasonable. The Collateral Agent shall have the right to conduct such sales on any Grantor’s premises, without charge, and such sales may be adjourned from time to time in accordance with applicable law. The Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Secured Obligations.
               (b) For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies hereunder and under the Indenture at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent a non-exclusive license (subject to the rights of third parties and to the extent not prohibited in the case of licensed in Intellectual Property and (i) in the case of trademarks, to sufficient rights to quality control and inspection in favor of the Grantors to avoid the risk of invalidation of such trademarks, and (ii) in the case of trade secrets, to an obligation of the Collateral Agent, subject in all respects to the limitations on Collateral Agent’s liability set forth in Sections 6 and 8 hereof, to take steps reasonable under the circumstances to keep trade secrets confidential to avoid the risk of invalidation of such trade secrets) to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Grantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Grantor’s rights and interests under Intellectual Property shall inure to the Collateral Agent’s benefit.
               (c) At any time during an Event of Default, the Collateral Agent, Holders, Trustee, and any of their Affiliates are authorized, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency)(other than tax, payroll, trust or employee benefit accounts) at any time held and other obligations (in whatever currency) at any time owing by the Collateral Agent, such Holder, Trustee or such Affiliate to or for the credit or the account of a Grantor against any Secured Obligations, irrespective of whether or not the Collateral Agent, such Holder, Trustee or such Affiliate shall have made any demand under this Security Agreement or any other Note Document and although such Secured Obligations may be contingent or unmatured or are owed to a branch or office of the Collateral Agent, such Holder, Trustee or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Collateral Agent, each Holder, Trustee and each such

17

Affiliate under this Section 5(c) are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
               (d) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, the Holders or the Trustee hereunder to the payment in whole or in part of the Secured Obligations, without duplication, in the order set forth in the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent, the Holders or the Trustee arising out of the exercise by them of any rights hereunder, except for any such claims, damages and demands based on the Collateral Agent’s, the Holders’ or the Trustee’s gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.
     SECTION 6. Indemnification.
               (a) Each Grantor affirms all indemnification rights and obligations applicable to it as set forth in Section 7.07 of the Indenture, which provision shall be applicable herein mutatis mutandis, provided, that each reference in Section 7.07 of the Indenture (as incorporated herein) to “the Company” shall be interpreted herein as a reference to “the Grantors” and to “the Trustee” shall be interpreted herein as a reference to “the Collateral Agent”.
               (b) Each Grantor shall defend, indemnify, and hold harmless the Trustee, and Collateral Agent and its officers, directors, employees and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses. For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et

18

seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities each Grantor may have to any indemnified party at common law, and shall survive the termination of this Agreement.
               (c) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement or any other Note Document.
               (d) Each Grantor agrees to pay, and to hold the Collateral Agent, and its officers, directors, employees and agents harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement or any other Note Document to the extent the Company would be required to do so pursuant to the Indenture.
               (e) The agreements in this Section 6 shall survive repayment of the Secured Obligations, all other amounts payable under the Note Documents and the resignation or removal of the Collateral Agent.
     SECTION 7. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s Property, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable laws, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     SECTION 8. Limitations on the Collateral Agent’s Duty in Respect of Collateral.
          8.1 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross

19

negligence or willful misconduct nor shall they be liable or responsible to any Grantor for any loss or damage to any Collateral, or for any diminution in the value thereof, except for their own gross negligence or willful misconduct.
          8.2 Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as may be necessary or as the Collateral Agent may determine appropriate to perfect the security interests of the Collateral Agent under this Security Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property of debtor” or “all assets of the debtor, whether now existing or hereafter acquired” in any such financing statements.
          8.3 Authority of Collateral Agent. Except as otherwise expressly set forth herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Security Agreement:
               (a) Each of the Holders and the Trustee by their acceptance of the benefits hereof hereby designates and appoints U.S. Bank National Association to act as Collateral Agent under this Security Agreement, the Intercreditor Agreements and the other Note Documents to which it is a party, and hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Security Agreement, the Intercreditor Agreements and such other Note Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Security Agreement, the Intercreditor Agreements and such other Note Documents. Without limiting the generality of the foregoing, Collateral Agent shall have the sole and exclusive authority to (a) execute and deliver as Collateral Agent each Security Document and the Intercreditor Agreements and accept delivery of each Security Document and each Intercreditor Agreement from any Grantor or other Person, (b) act as Collateral Agent for the purposes of perfecting and maintaining Liens hereunder and under the other Security Documents, and for all other purposes stated herein or therein, and (c) manage, supervise or otherwise deal with Collateral. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Security Agreement, the other Note Documents or the Intercreditor Agreements, and no implied covenants, functions or responsibilities shall be read into this Security Agreement or otherwise exist against Collateral Agent. The conferral upon Collateral Agent of any right shall not imply a duty on Collateral Agent’s part to exercise such rights, unless instructed to do so by the Holders of at least a majority in principal amount of the Notes then outstanding.
               (b) With respect to the Collateral Agent’s duties under this Security Agreement or any of the Note Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.
               (c) Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Security Agreement

20

or any of the Note Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than representations or warranties actually made by it in this Agreement or the Note Documents to which it is a party) made in this Security Agreement or any of the other Note Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Security Agreement or any of the Note Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any of the Note Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. Except as otherwise provided herein, the Collateral Agent shall take such action with respect to this Agreement, the Intercreditor Agreement and the other Note Documents as shall be directed by the Holders of at least a majority in principal amount of the Notes then outstanding. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any of the Note Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Security Agreement or any Note Documents is true, (iii) the performance by any Person of its obligations under this Security Agreement or any of the Note Documents or (iv) the breach of or default by any Person of its obligations under this Security Agreement or any of the Note Documents.
               (d) The Collateral Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Security Agreement, the Intercreditor Agreements or in any of the other Note Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Security Agreement, the Intercreditor Agreements or any of the other Note Documents, or any order of any court or administrative agency;
               (e) The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.
               (f) The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Security Agreement or any of the other Note Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

21

          The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Secured Obligations.
               (g) Notwithstanding anything in this Security Agreement or any of the Note Documents to the contrary, (i) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Security Agreement or any of the Note Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Security Agreement and in all of the other Note Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Note Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.
               (h) The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement or any of the other Note Documents (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Note Documents, (ii) if such action is not provided for in this Security Agreement or any of the other Note Documents, (iii) if, in connection with the taking of any such action hereunder or under any of the Note Documents that would constitute an exercise of remedies hereunder or under any of the Note Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Security Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. The Collateral Agent shall in all cases be

22

fully protected in acting, or in refraining from acting, under this Security Agreement or any of the other Note Documents in accordance with a request of the requisite percentage of Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders and the Trustee.
               (i) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Trustee, a Holder or the Grantors stating that a Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Security Agreement, the Intercreditor Agreement or any of the Note Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Security Agreement, any of the other Note Documents or the exercise of any of its rights or powers. The Collateral Agent shall be under no obligation or duty to take any action under this Security Agreement or any of the other Note Documents or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
               (j) Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall become a Collateral Agent under this Security Agreement without the execution or filing of any paper or any further act on the part of the parties hereto except for written notice to the other parties hereto.
               (k) The Collateral Agent may resign as Collateral Agent at any time upon written notice to the Holders, Trustee and the Grantors and may be removed at any time with or without cause by the Holders of at least a majority in principal amount of the Notes then outstanding, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section. If the Collateral Agent shall provide notice of its resignation or be removed as Collateral Agent, then the Holders of at least a majority in principal amount of the Notes then outstanding shall (and if no such successor shall have been appointed within 45 days of the Collateral Agent’s resignation or removal, the Collateral Agent may) appoint a successor Collateral Agent which successor agent shall, in the case of any appointment by the Collateral Agent, be reasonably acceptable to the Holders of at least a majority in principal amount of the Notes then outstanding, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent and shall execute and deliver to the successor Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Collateral Agent shall deem necessary or advisable (at the joint and several expense of the Grantors). After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. In the event that a successor Collateral Agent is not appointed

23

within the time period specified in this Section following the provision of a notice of resignation or removal of the Collateral Agent, the Collateral Agent or any other Holder may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent (at the joint and several expense of the Grantors); provided that until such court appoints a replacement Collateral Agent, such resignation or removal of the existing Collateral Agent shall not be effective.
     SECTION 9. Miscellaneous.
          9.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon such Grantor or the Collateral Agent under this Security Agreement shall be given in the manner and to the addresses provided in Section 12.02 of the Indenture (in the case of the Grantors other than the Company, to the address provided for the Company in such section and in the case of the Collateral Agent to the address provided for the Trustee in such section).
          9.2 Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement shall in any way be affected or impaired thereby.
          9.3 Headings. The headings of the Sections of this Security have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          9.4 No Waiver; Cumulative Remedies.
               (a) All agreements, warranties, guaranties, indemnities and other undertakings of the Grantors under the Note Documents are cumulative and not in derogation of each other. The rights and remedies of the Collateral Agent, the Trustee and the Holders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until full payment of all Secured Obligations (other than contingent indemnification obligations for which no claim has been made).
               (b) No waiver or course of dealing shall be established by (a) the failure or delay of the Collateral Agent, the Trustee or any Holder to require strict performance by the Grantors with any terms of the Note Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the purchase of any Notes during a Default, Event of Default or other failure by the Grantors to satisfy any conditions precedent; or (c) acceptance by the Collateral Agent, the Trustee or any Holder of any payment or performance by a Grantor under any Note Documents in a manner other than that specified therein.
          9.5 Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
          9.6 Termination of this Security Agreement. Subject to Section 7, above, this Security Agreement shall terminate in accordance with Section 11.10 of the Indenture.

24

          9.7 Successors and Assigns. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and permitted assigns of the Grantors, and shall, together with the rights and remedies of the Collateral Agent on behalf of the Trustee and the Holders hereunder, inure to the benefit of the Collateral Agent, the Trustee, and the Holders and their respective successors and assigns. The Grantors may not assign or transfer their rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent, the Trustee and each Holder. Any purported assignment or transfer in contravention of the foregoing shall be null and void. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent on behalf of the Trustee and the Holders hereunder.
          9.8 Further Indemnification. Each Grantor, jointly and severally, agrees to pay, and to hold the Collateral Agent and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which are payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement or any other Note Document.
          9.9 Amendments, Etc. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.
          9.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT, THE INDENTURE AND THE NOTE DOCUMENTS REPRESENT THE COMPLETE AND FINAL AGREEMENT AMONG THE GRANTORS AND THE COLLATERAL AGENT AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GRANTORS, THE COLLATERAL AGENT AND THE HOLDERS.
          9.11 Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws, except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC.
          9.12 Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier or other electronic transmission of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
          9.13 Payments Free of Taxes, Etc. All payments made by the Grantors under this Security Agreement shall be made by the Grantors free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Indenture). In addition, the Grantors shall pay promptly upon written

25

demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement.
          9.14 Additional Grantors. If, pursuant to the terms and conditions of the Indenture, the Company shall be required to cause any domestic Subsidiary of the Company that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof and shall be deemed to have assigned, conveyed, mortgaged, pledged, granted, hypothecated and transferred to the Collateral Agent for itself and for the pro rata benefit of the Trustee and the Holders the security interest described in such Joinder Agreement and Section 2 hereof.
          9.15 Joint and Several Liability. In addition and notwithstanding anything to the contrary contained in this Security Agreement or in any other document, instrument or agreement between or among any of the Collateral Agent, the Trustee, the Holders, the Grantors or any third party, the obligations of each Grantor with respect to the Secured Obligations shall be joint and several with any other Person that now or hereafter executes a guaranty of any of the Secured Obligations separate from this Security Agreement.
          9.16 Release of Lien. (a) Subject to the terms, conditions and provisions of Section 11.03 of the Indenture, the Collateral shall be released from the Liens and security interests created by this Security Agreement at any time and from time to time in accordance with the terms of the Indenture or the Intercreditor Agreements and (b) subject to the terms, conditions and provisions of Section 11.10 of the Indenture, at such time as the Secured Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), the Collateral shall be automatically released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors; provided, however, that to the extent that any payments or proceeds received pursuant hereto or otherwise in respect of the Secured Obligations, or any part of such payments, shall be subsequently invalidated, declared to be fraudulent, a fraudulent conveyance, or preferential, set aside and/or required to be repaid to any Grantor, a trustee, receiver, debtor in possession, or any other party, whether under any bankruptcy law, state or federal law, common law or equitable cause, or otherwise, then to the extent that such payment or proceeds received by any such Person is rescinded or must be otherwise restored by any such Person, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the obligations or part thereof which were intended to be satisfied, and all rights of such Person with respect to such obligations (including all Liens arising pursuant to the Note Documents), shall be revived and continue in full force and effect, as if such payment or proceeds had never been received by such Person, and this section or any release thereunder shall in no way impair the claims of any of such Persons with respect to such revived obligations. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, such Collateral shall be automatically released from the Liens and security interests created by this Security Agreement and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to

26

such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral (including such documents as such Grantor shall reasonably request to evidence such release). A Subsidiary Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture. At the request and sole expense of any Grantor following any such termination or release, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and without recourse, and without any representation or warranty of any kind, express or implied, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          9.17 Intercreditor Agreements.
               (a) All rights and remedies of the Collateral Agent hereunder, the Liens, the security interests and all obligations of the Grantors hereunder are subject in all respects to the terms, provisions, conditions and limitations of the Intercreditor Agreements and in the event of any conflict between the terms of the Intercreditor Agreements and this Security Agreement, the terms of the applicable Intercreditor Agreement shall govern and control.
               (b) The parties hereto agree that the security interests granted hereby shall be automatically and unconditionally released with no further consent or action of any other Person as, when and to the extent set forth in Sections 4.2 and 5.2 of the Intercreditor Agreements.
               (c) So long as any of the Intercreditor Agreements is in full force and effect, First Priority Payment Date has not occurred, the discharge of Second Priority Obligations has not occurred, and the Grantors are in compliance with the applicable provisions thereof with respect to such Collateral, the delivery of any Collateral or any certificates, titles, Instruments, Chattel Paper or Documents evidencing or in connection with such Collateral to the First Lien Collateral Agent or the Second Lien Collateral Agent under and in accordance with the Intercreditor Agreements and the First Priority Security Documents or Second Priority Security Documents (each as defined in the First Lien Intercreditor Agreement) shall constitute compliance by the Grantors with the provisions of this Security Agreement which require delivery or possession of certain types of Collateral to the Collateral Agent.
          9.18 Jury Trial Waiver. EACH GRANTOR AND COLLATERAL AGENT WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG COLLATERAL AGENT AND THE GRANTORS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
          9.19 Restrictions on Dividends, Distributions and Loans. Notwithstanding anything to the contrary contained in this Security Agreement or any other Note Document, neither this Security Agreement nor any other Note Document shall impose any encumbrance or

27

restriction on the ability of any Grantor (or any Subsidiary of a Grantor) to (a) pay dividends or make other distributions on its Capital Stock (as defined in that certain Indenture, dated July 6, 2005, among the Company, the Subsidiary Guarantors listed on the signature pages thereto and U.S. Bank National Association, as Trustee (the “2005 Indenture”) or pay any Indebtedness (as defined in the 2005 Indenture) to the Company, (b) make any loans or advances to the Company or (c) transfer any property to the Company, in each case, solely to the extent any such encumbrance or restriction would result in a default under the 2005 Indenture.
          9.20 Post Closing Covenant. Notwithstanding anything to the contrary contained herein, within the periods set forth on Schedule 9.20 (or such longer period as the Holders of at least a majority in principal amount of the Notes then outstanding may determine), take the actions described on Schedule 9.20.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

28

     IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Security Agreement to be executed as of the day and year first above written.

GRANTORS: COMMERCIAL VEHICLE GROUP, INC.
By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

CABARRUS PLASTICS, INC.
CVG CS LLC
CVG MANAGEMENT CORPORATION
CVG LOGISTICS LLC
CVG EUROPEAN HOLDINGS, LLC
CVG OREGON, LLC
CVS HOLDINGS, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
NATIONAL SEATING COMPANY
SPRAGUE DEVICES, INC.
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.

By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

COLLATERAL AGENT: U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President
[Signature Page to Security Agreement]

ANNEX 1
JOINDER AGREEMENT
          This JOINDER AGREEMENT, dated as of                     , ___, is delivered pursuant to Section 9.14 of the Security Agreement, dated as of [                     ___, 2009], among each of the Grantors from time to time party thereto in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 9.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as security for the full payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all the Secured Obligations of the undersigned, the undersigned hereby grants to the Collateral Agent for itself and for the pro rata benefit of the Trustee and the Holders a security interest in and to all of the undersigned’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired by the undersigned or in which the undersigned now holds or hereafter acquires any interest and expressly assumes all obligations and liabilities of a Grantor thereunder. From and after the date hereof, the undersigned shall for all purposes be a party to the Security Agreement and shall have the same rights, benefits and obligations as a Grantor party thereto on the date thereof.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date (except for such representations and warranties that expressly relate to an earlier date, and, in each such case, shall be true and correct as of such earlier date).
          The information set forth in Annex 1-A is hereby added to the information set forth in the Schedules to the Security Agreement.
          This Joinder Agreement shall be governed by, and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 if the General Obligations Law of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
first above written.
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Annex 1-A
[New Grantor to complete as appropriate]

SCHEDULES
TO
THIRD LIEN SECURITY AGREEMENT
INDEX

Schedule 2.1	Commercial Tort Claims
Schedule 2.3(a)	Mortgages
Schedule 3.4	Deposit Accounts
Schedule 3.5	Business Locations
Schedule 4(e)	Names and Capital Structure
Schedule 4(f)	Patents, Trademarks, Copyrights and Licenses
Schedule 9.20	Post Closing Covenants

SCHEDULE 2.1
COMMERCIAL TORT CLAIMS
None.

SCHEDULE 2.3(a)
MORTGAGES
1)	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between Monona Wire Corporation, as mortgagor, to U.S. Bank National Association, as agent, dated August 4, 2009, with respect to the property located in Monona, Clayton County, Iowa;

2)	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by and between Mayflower Vehicle Systems, LLC, as grantor, to First American Title Insurance Company, as trustee, for the benefit of U.S. Bank, National Association, as beneficiary, dated August 4, 2009, with respect to the property located in Kings Mountain, Cleveland County, North Carolina;

3)	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between Mayflower Vehicle Systems, LLC, as mortgagor, and U.S. National Bank National Association, as agent, dated August 4, 2009, with respect to the property located in Shadyside, Belmont County, Ohio;

4)	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between Mayflower Vehicle Systems, LLC, as mortgagor, and U.S. National Bank National Association, as agent, dated August 4, 2009, with respect to the property located in Norwalk, Huron County, Ohio;

5)	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by and between Trim Systems Operating Corp., as mortgagor, and U.S. National Bank National Association, as agent, dated August 4, 2009, with respect to the property located in Chillicothe, Ross County, Ohio;

6)	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by and between National Seating Company, as grantor, to William L. Rosenberg, as trustee, for the benefit of U.S. Bank National Association, as beneficiary, dated August 4, 2009, with respect to the property located in Vonore, Monroe County, Tennessee; and

7)	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by and between Trim Systems Operating Corp., as grantor, to Manus E. Holmes, as trustee, for the benefit of U.S. Bank National Association, as beneficiary, dated August 4, 2009, with respect to the property located in Dublin, Pulaski County, Virginia.

SCHEDULE 3.4
DEPOSIT ACCOUNTS

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
US Bank N.A.	Checking (Master	0995
800 Nicollet Mall	Disbursement Account)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	2779
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Investment Sweep)	0360
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	2191
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	6475
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

Citizens Bank of Blount County	Checking (Petty Cash)	1837
330 East Broadway
Maryville, TN 37802-9730

US Bank N.A.	Checking (Main Account)	6654
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	9081
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	8449
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	7812
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

Bank of America, N.A.	Checking	5042
P.O. Box 25118
Tampa, FL 33622-5118

Bank of America, N.A.	Checking (Petty Cash)	8675
P.O. Box 25118
Tampa, FL 33622-5118

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
Bank of America, N.A.	Checking (Petty Cash)	4338
P.O. Box 25118
Tampa, FL 33622-5118

Columbia Credit Union	Checking (Petty Cash)	7474
P.O. Box 324
Vancouver, WA 98666

Branch Banking & Trust	Checking (Petty Cash)	7765
Company of Virginia
189 Broad Street
P.O. Box 1166
Dublin, VA 24084

US Bank N.A.	Checking (Main Account)	4544
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	7549
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Workers Comp)	3883
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	2897
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	7952
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	6316
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	9057
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	4528
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	7275
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

Fifth Third Bank	Checking (Petty Cash)	3230
126 E. 4th Street
Michigan City, IN 46360

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
US Bank N.A.	Checking (Main Account)	4882
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled	7697
800 Nicollet Mall	Disbursement)
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Workers Comp)	3875
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

National City Bank	Checking (Manual Checks)	9431
9 East Main Street
Norwalk, OH 44857

National City Bank	Checking (Petty Cash)	9458
9 East Main Street
Norwalk, OH 44857

Huntington Bank	Checking (Hourly Payroll)	7629
4105 Central Avenue
Shadyside, OH 43947

Huntington Bank	Checking (Petty Cash)	7616
4105 Central Avenue
Shadyside, OH 43947

Wachovia Bank, N.A.	Checking (Petty Cash)	4595
P.O. Box 563966
Charlotte, NC 28256-3966

US Bank N.A.	Checking	4635
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Manual Payroll)	2889
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Fifth Third Bank	Checking (Petty Cash)	9875
155 W. Main St.
New Albany, OH 43054

US Bank N.A.	Checking	2554
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Bank of America, N.A.	Blocked Account	8576
135 S. LaSalle, 4th Floor
Chicago, IL 60603

Bank of America, N.A.	Operating Account	8589
135 S. LaSalle, 4th Floor
Chicago, IL 60603

US Bank N.A.	Checking (Workers Comp)	8387
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

In addition, the following account numbers have been reserved with Bank of America, N.A., but have not been activated:
     Controlled Disbursement Account Numbers (CDA’s)

Company Name	Last 4 Digits of Account Number
CVG Management Corporation	8468
Sprague Devices	8385
Trim Systems Operating Corporation	8393
National Seating Company	8401
Mayflower Vehicle Systems, LLC	8419
Monona Wire Corporation	8427
Cabarrus Plastics, Inc.	8435
CVG Oregon, LLC	8443
CVG CS, LLC	8450

Workers Comp / Manual Payroll Accounts

Company Name	Last 4 Digits of Account Number
CVG Management Corp — Manual Payroll	0085
CVG Management Corp — Workers Comp	0077
Trim Systems Operating Corp — Workers Comp	0069
Mayflower Vehicle Systems — Workers Comp	0051

Incoming Receipts ONLY Account Numbers (DDA’s)

Company Name	Last 4 Digits of Account Number
CVG Management Corporation	2464
Sprague Devices	2516
Trim Systems Operating Corporation	3670
National Seating Company	9195
Mayflower Vehicle Systems, LLC	2477
Monona Wire Corporation	2312
Cabarrus Plastics, Inc.	2451
CVG Oregon, LLC	2480
CVG CS, LLC	2448

Stand Alone Accounts

Company Name	Last 4 Digits of Account Number
CVG European Holdings, LLC	2642
CVG International GP	2684

SCHEDULE 3.5
LOCATIONS OF COLLATERAL

1.	7800 Walton Parkway	2.	310 Dietz Avenue
	New Albany, OH 43054		Dekalb, IL 60115

3.	4721 North Eugene Avenue	4.	200 North Locust Street
	Douglas, AZ 85607		Edgewood, IA 52042

5.	1585 Beverly Court, Suite 112	6.	2845 Armentrout Drive
	Aurora, IL 60504		Concord, NC 28025

7.	2901 Zion Church Road	8.	1140 NW 3rd Avenue
	Concord, NC 28025		Canby, OR 97013

9.	527 West US Highway 20	10.	900 Highway 212
	Michigan City, IN 46360		Michigan City, IN 46360

11.	28800 Beck Road	12.	200 National Drive
	Wixom, MI 48393		Vonore, TN 37885

13.	8649 South 212th Street	14.	607 Bond Street
	Kent, WA 98031		Statesville, NC 28677

15.	613 Bond Street	16.	1257 Roberson Springs Road
	Statesville, NC 28677		Loudon, TN 37774

17.	97 Tom Pope Road	18.	116 Industry Road
	Pikeville, TN 37367		Tellico Plains, TN 37385

19.	301 West Spruce Street	20.	75 Chamber Drive
	Monona, IA 52159		Chillicothe, OH 45601

21.	320 Newbern Road	22.	2227 Salisbury Highway
	Dublin, VA 24084		Statesville, NC 28677

23.	401 East Alexander Avenue	24.	6211 Northeast Campus Drive
	Tacoma, WA 98421		Vancouver, WA 98661

25.	2300 Northeast 65th Avenue	26.	112 Town Center Drive
	Vancouver, WA 98661		Dublin, VA 24084

27.	379 Central Drive	28.	6710 McEwan Road
	Concord, NC 28025		Lake Oswego, OR 97035

29.	8005 Southwest Hunziker Street	30.	629 South Battleground Avenue
	Tigard, OR 97223		Kings Mountain, NC 28086

31.	55 North Garfield Street	32.	60581 State Route 7
	Norwalk, OH 44857		Shadyside, OH 43947

33.	206 Republic Street	34.	71 North West Street
	Norwalk, OH 44857		Norwalk, OH 44857

35.	17th Street	36.	470 East High Street
	Bellaire, OH 43906		London, OH 43140

37.	240 Raleigh Street	38.	Calle 18 Avenida 10, # 180-5
	Chatham, ON N7M 5L3		Agua Prieta, Sonora, Mexico

39.	Carretera Tepa-Arandas #115	40.	199 Wilshire Avenue Southwest
	Capilla de Guadelupe, Jalisco, Mexico		Concord, NC 28025

41.	Calle del Rio Avenida del Rio Sonora	42.	3330 Ridgeway Drive, Unit 5
	Block VIII and IX of Parque Industrial El Rio		Mississauga, ON L5L 5Z9
	Agua Prieta, Sonora, Mexico

SCHEDULE 4(e)
NAMES AND CAPITAL STRUCTURE
1.	The corporate names, jurisdictions of incorporation, authorized and issued Equity Interests and record holders of such Equity Interests of each Obligor are as follows:

Number and
Class of Issued
		Number and	and
		Class of	Outstanding	Holder of Equity Interest
	Jurisdiction of	Authorized	Equity	and Number of
Obligor	Organization	Equity Interests	Interests	Shares/Units Helds
Commercial Vehicle Group, Inc. National Seating Company	Delaware Delaware	Common Stock: 30,000,000 shares Preferred Stock: 5,000,000 shares Common Stock: 2,000,000 shares Series A Preferred Stock: 100,000 shares “Blank Check” Preferred Stock: 2,700,000 shares	Common Stock: 21,536,814 shares (as of 9/30/08) Common Stock: 1,705,888.803 shares	The Common Stock of Commercial Vehicle Group, Inc. is listed on the NASDAQ under the ticker symbol “CVGI”. As such, Commercial Vehicle Group, Inc. is required to make periodic disclosures in filings with the Securities and Exchange Commission regarding ownership of its Common Stock.
Commercial Vehicle Group, Inc. — 1,705,838.803 shares of Common Stock
Joseph Hess — 10 shares of Common Stock

Jo Ann Hess — 10 shares of Common Stock

Linda Williams — 30 shares of Common Stock

CVG CS LLC	Delaware	n/a	n/a	National Seating Company — 100% of the Membership Interests

MONONA CORPORATION	Delaware	Common Stock — 100 shares	Common Stock — 100 shares	Commercial Vehicle Group, Inc. — 100 shares of Common Stock

Monona Wire Corporation	Iowa	Class A Common Stock — 1 share	Class A Common Stock — 1 share	MONONA CORPORATION - 1 share of Class A Common Stock

Monona (Mexico) Holdings LLC	Illinois	n/a	n/a	Monona Wire Corporation — 100% of the Membership Interests

Number and
Class of Issued
		Number and	and
		Class of	Outstanding	Holder of Equity Interest
	Jurisdiction of	Authorized	Equity	and Number of
Obligor	Organization	Equity Interests	Interests	Shares/Units Helds
Trim Systems, Inc.	Delaware	Class A-1 Common Stock: 400,000 shares Class A-2 Common Stock: 150,000 shares Class B Common Stock:	Class A-1 Common Stock: 1,000 shares	Commercial Vehicle Group, Inc. — 1,000 shares of Class A-1 Common Stock
450,000 shares Class C Common Stock:
100,000 shares

Trim Systems Operating Corp.	Delaware	Common Stock: 1,000 shares	Common Stock: 1,000 shares	Trim Systems, Inc. - 1,000 shares of Common Stock

CABARRUS PLASTICS, INC.	North Carolina	Common Stock: 100,000 shares	Common Stock: 1,000 shares	Trim Systems, Inc. - 1,000 shares of Common Stock

CVG Oregon, LLC	Delaware	n/a	n/a	Trim Systems Operating Corp. - 100% of the Membership Interests

CVS Holdings, Inc.	Delaware	Common Stock: 125,000 shares	Common Stock: 124,908 shares	Commercial Vehicle Group, Inc. - 124,908 shares of Common Stock

Sprague Devices, Inc.	Delaware	Common Stock — 1,000 shares	Common Stock — 1,000 shares	CVS Holdings, Inc. - 1,000 shares of Common Stock

Mayflower Vehicle Systems, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

CVG Management Corporation	Delaware	Common Stock — 100 shares	Common Stock — 100 shares	Commercial Vehicle Group, Inc. — 100 shares of Common Stock

CVG European Holdings, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

CVG Logistics, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

2.	All agreements binding on holders of Equity Interests of Grantors with respect to such interests are as follows:
(a)	Registration Agreement by and among Bostrom Holding, Inc. and certain of its stockholders, dated as of October 5, 2000.

(b)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Mervin Dunn, dated as of April 5, 2006.

(c)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Gerald L. Armstrong, dated as of April 5, 2006.

(d)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Chad M. Utrup, dated as of April 5, 2006.

(e)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and James F. Williams, dated as of April 5, 2006.

(f)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and William Gordon Boyd, dated as of May 22, 2007.

(g)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Kevin L. Frailey, dated as of May 22, 2007.
3.	All outstanding purchase options, warrants, subscription rights, agreements to issue or sell, or convertible interests relating to Equity Interests of any Grantor are as follows:
(a)	Options and other rights relating to the equity of Commercial Vehicle Group, Inc. granted under the Bostrom Holding, Inc. 2004 Stock Option Plan, adopted May 20, 2004.

(b)	Commercial Vehicle Group, Inc. Second Amended and Restated Equity Incentive Plan, adopted May 22, 2007.

(c)	Certificate of Incorporation of National Seating Company.

(d)	Commercial Vehicle Group, Inc. Third Amended and Restated Equity Incentive Plan, adopted May 14, 2009.

(e)	Stockholder Rights Plan, adopted May 21, 2009.

4.	Within the five years preceding the date hereof, Grantors have consummated the following transactions:
(a)	On December 4, 2007, CVG CS LLC acquired substantially all of the assets of Short Bark Industries, LLC.

(b)	On October 31, 2007, CVG Oregon LLC acquired the heavy-gauge thermoforming and injection molding assets of the Fabrication Division of Gage Industries, Inc.

(c)	On February 7, 2005, CVG Acquisition LLC (Mayflower Vehicle Systems, LLC) acquired substantially all of the assets of Mayflower Vehicle Systems, Inc.

(d)	On September 15, 2004, Trim Systems, L.L.C. and Tempress, Inc. merged up and into Trim Systems Operating Corp. with Trim Systems Operating Corp. as the surviving entity.

(e)	On August 2, 2004, Trim Merger Co., a wholly-owned subsidiary of Commercial Vehicle Group, Inc., merged into Trim Systems, Inc. with Trim Systems, Inc. as the surviving entity.

SCHEDULE 4(f)
PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
1. Inbound licenses:

Licensor	Description of License	Term of License	Royalties Payable
VEC Technology, LLC	Limited, exclusive, non-transferable, royalty free, right and license to use the VEC IP solely in connection with the production of parts or components for heavy duty trucks	Continuously until written termination sent to Licensor, unless the VEC Cell Sales Agreement is terminated	None
2. Copyrights:

	Registration	Registration
Title	Number	Date	Owner
TRIM SYSTEMS NEW CONCEPT INTERIOR STYLE A	TXu1143606	09/25/2002	Trim Systems Operating Corp.
TRIM SYSTEMS NEW CONCEPT INTERIOR STYLE B	TXu1143605	09/25/2002	Trim Systems Operating Corp.
TRIM SYSTEMS REFRESH INTERIOR STYLE B	TXu1143604	09/25/2002	Trim Systems Operating Corp.
TRIM SYSTEMS REFRESH INTERIOR STYLE A	TXu1143603	09/25/2002	Trim Systems Operating Corp.
3. Patents:
COMMERCIAL VEHICLE SYSTEMS, INC.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
BALL JOINT STRUCTURE	USA	4552480 11/12/1985		06/626236 06/29/1984	EXPIRED	Commercial Vehicle Systems, Inc.
ROTATABLE MIRROR ASSEMBLY	USA	5566029 10/15/1996		07/792460 11/15/1991	EXPIRED	Commercial Vehicle Systems, Inc.

MAGNETIC SPRING ALIGNMENT AND HANDLING SYSTEM	Australia	2001247783 10/15/2001		2001247783 03/22/2001	ABANDONED	Commercial Vehicle Systems, Inc.

BRAKE FAILURE DETECTION METHOD AND APPARATUS	Australia	2001236719 08/20/2001		2001236719 02/07/2001	ABANDONED	Commercial Vehicle Systems, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	Australia	200023986 07/31/2000		200023986 12/29/1999	ABANDONED	Commercial Vehicle Systems, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	Canada	2358317 09/23/2008		2358317 12/29/1999	IN FORCE	Commercial Vehicle Systems, Inc.

CVG MANAGEMENT CORPORATION

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
HOLDER	USA		US20080296332 12/04/2008	11/757073 06/01/2007	PENDING	Commercial Vehicle Group, Inc.
SYSTEM AND METHOD OF FORMING A PROTECTIVE COVERING FOR A WIRE HARNESS	USA			12/055070 03/25/2008	PENDING	CVG Management Corporation

VEHICLE SEATING SYSTEM WITH PIVOTING STOP MECHANISM AND	USA			12/235842 09/23/2008	PENDING	CVG Management Corporation
METHOD VEHICLE SEAT	USA			29/324/908 09/23/2008	PENDING	CVG Management Corporation

ADJUSTABLE SLIDING ARMREST	USA			61/177,938 05/13/2009	PENDING	CVG Management Corporation

THERMALLY AND ACOUSTICALLY INSULATIVE VEHICLE FLOORING SYSTEM	USA			61/177,941 05/13/2009	PENDING	CVG Management Corporation

VEHICLE SEAT SYSTEM	USA	7510240 03/31/2009		11/263,763 10/31/2005	IN FORCE	CVG Management Corporation
VEHICLE SEAT SYSTEM	USA			12/411,079 03/25/2009	PENDING	CVG Management Corporation
MOVABLE ARMREST	USA	US20080093908 04/24/2008		11/551,067 10/19/2006	TO BE ABANDONED	CVG Management Corporation
NATIONAL SEATING COMPANY

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
TRUCK SEAT HEIGHT POSITIONING SYSTEM	USA		20030038221 02/27/2003	10/156854 05/30/2002	ABANDONED	National Seating Company

VEHICLE SEATING SYSTEM WITH	USA	7152839 12/26/2006		11/079699 03/14/2005	IN FORCE	National Seating Company
IMPROVED VIBRATION ISOLATION

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	USA	6866236 03/15/2005		10/369357 02/18/2003	IN FORCE	National Seating Company

SPRING BIASED ROTARY AIR VALVE	USA	5983940 11/16/1999		09/159036 09/23/1998	IN FORCE	National Seating Company

BASE ASSEMBLY FOR USE WITH A SUSPENSION SYSTEM OF A VEHICLE SEAT	USA	5542638 08/06/1996		08/259475 06/14/1994	IN FORCE	National Seating Company

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
SYSTEM AND METHOD FOR REMOTELY MONITORING MOVEMENT OF INDIVIDUALS	USA	6696957 02/24/2004		10/156254 05/28/2002	IN FORCE	National Seating Company

FRAME ASSEMBLY FOR A VEHICLE SEAT	USA	5501509 03/26/1996		08/235429 04/29/1994	EXPIRED	National Seating Company

PNEUMATIC SPRING FOR A VEHICLE SEAT	USA	5234203 08/10/1993		07/793602 11/18/1991	EXPIRED	National Seating Company

SPRING SEAT AND AIR PUMP	USA	4954051 09/04/1990		07/282515 01/12/1989	EXPIRED	National Seating Company

AIR SPRING SEAT AND AIR PUMP	USA	4809944 03/07/1989		07/103934 10/02/1987	EXPIRED	National Seating Company

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	Canada	2,515,781	2515781 09/02/2004	2515781 02/19/2003	ISSUED	National Seating Company

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	China	ZL20038010981 04/29/2009	1751203 03/22/2006	801009811 02/19/2003	IN FORCE	National Seating Company

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	EPO	1597510 10/31/2007		716067 02/19/2003	IN FORCE	National Seating Company

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	Mexico			PA/a/2005/008723 02/19/2003	PENDING	National Seating Company

SPRING BIASED ROTARY AIR VALVE	Canada	2250644 07/25/2006		2250644 10/14/1998	IN FORCE	National Seating Company

SPRING BIASED ROTARY AIR VALVE	Germany	69824809 08/18/2005		69824809 10/16/1998	IN FORCE	National Seating Company

SPRING BIASED ROTARY AIR VALVE	EPO	913606 6/30/2004		08203484.5 10/16/1998	IN FORCE	National Seating Company

SPRING BIASED ROTARY AIR VALVE	Mexico	211458 11/19/2002		088703 10/20/1998	IN FORCE	National Seating Company

SPRING BIASED ROTARY AIR VALVE	UK	0913606 06/30/2004		0203484.5 10/16/1998	IN FORCE	National Seating Company
SPRAGUE DEVICES, INC.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
WINDSHIELD WIPER ASSEMBLY WITH TUBULAR FRAME MEMBER	USA	7389562 06/24/2008	20040244134 12/09/2004	10/771894 02/04/2004	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE AND METHOD FOR CLEANING VEHICLE LENSES	USA	6554210 04/29/2003		09/804681 03/12/2001	IN FORCE	Sprague Devices, Inc.

MAGNETIC SPRING ALIGNMENT AND HANDLING SYSTEM	USA	6378187 04/30/2003		09/540005 03/30/2000	ABANDONED	Sprague Devices, Inc.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
TRACTION ENHANCING DEPLOYMENT SYSTEM	USA	6206299 03/27/2001		09/293276 04/16/1999	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	USA	6199773 03/13/2001		09/451257 11/29/1999	IN FORCE	Sprague Devices, Inc.

IMMINENT ICING CONDITION ENUNCIATOR	USA	6166657 12/26/2000		09/110769 07/06/1998	IN FORCE	Sprague Devices, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	USA	6147466 11/14/2000		09/223114 12/30/1998	IN FORCE	Sprague Devices, Inc.

VEHICLE LIGHTING CONTROL SYSTEM	USA	6456195 09/24/2002		09/141652 08/28/1998	IN FORCE	Sprague Devices, Inc.

IMMINENT ICING CONDITION ENUNCIATOR	USA	5796344 08/18/1998		08/596451 02/02/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	USA	5657929 08/19/1997		08/583343 01/05/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	USA	5637927 06/10/1997		08/628272 04/05/1996	IN FORCE	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY WITH ARM HEAD RETAINING MEANS	USA	5634235 06/03/1997		08/685449 07/19/1996	IN FORCE	Sprague Devices, Inc.

WINDSHIELD WASHER CONTROL SYSTEM	USA	5551232 09/03/1996		08/347969 12/01/1994	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	USA	5427012 06/27/1995		08/201788 02/25/1994	IN FORCE	Sprague Devices, Inc.

DIRECTION CONTROL MEANS FOR VEHICLE CLIMATE CONTROL MEANS	USA	5281049 01/25/1994		07/868471 04/14/1992	IN FORCE	Sprague Devices, Inc.

HEATER AND AIR CONDITIONING CONTROL SYSTEM	USA	4880031 11/14/1989		07/186918 04/27/1988	EXPIRED	Sprague Devices, Inc.

RECIPROCATING PISTON FLUID POWERED MOTOR	USA	4708053 11/24/1987		06/797506 11/13/1985	EXPIRED	Sprague Devices, Inc.

RECIPROCATING PISTON FLUID POWERED MOTOR	USA	4632013 12/30/1986		06/623080 06/21/1984	EXPIRED	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Canada	2143408 11/30/2004		2143408 02/24/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Canada	2164030 02/13/2007		2164030 11/29/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	UK	2286859 10/08/1997		19953559 02/22/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	UK	2295536 08/05/1998		199524521 11/30/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Mexico	951086 02/09/2007		19951086 02/23/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Mexico	193187 08/30/1999		955012 11/30/1995	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Austria		AT404292 (T) 8/15/2008	941322 06/08/2000	PENDING	Sprague Devices, Inc.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Canada		2374300 12/21/2000	2374300 06/08/2000	ABANDONED	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Germany	60039872 09/25/2008		60039872 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	EPO	1377383 08/08/2007		709828 03/12/2002	ABANDONED	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	EPO	1187682 08/12/2008		941322 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	UK	1187682 08/12/2008		941322 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Japan	532511 11/05/2003		502988 06/08/2000	ABANDONED	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Mexico	PA012599 07/14/2003		PA012599 12/06/2001	ABANDONED	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY WITH TUBULAR FRAME MEMBER	Canada		2515071 08/19/2004	2515071 02/04/2004	PENDING	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY WITH TUBULAR FRAME MEMBER	EPO		1597119 11/23/2005	708144 02/04/2004	ABANDONED	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY WITH TUBULAR FRAME MEMBER	Mexico	252626		PA/a/2005/008279 02/04/2004	ISSUED	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	Canada	2180861 10/02/2001		2180861 07/09/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	UK	2311875 02/10/1999		199616124 08/01/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	UK	2318429 02/10/1999		199725176 08/01/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	Mexico	197436 7/11/2000		971415 02/25/1997	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Canada	2227199 04/11/2006		2227199 07/29/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Denmark	848650 02/09/2004		1996926185 07/29/1996	ABANDONED	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Spain	2205050 05/01/2004		1996916185 07/29/1996	ABANDONED	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Mexico	208101 06/13/2002		1998766 01/27/1998	IN FORCE	Sprague Devices, Inc.

4.	Trademarks:
COMMERCIAL VEHICLE GROUP, INC.

Application
		Ser. No. /	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA	GSX-3000	77/573007 09/18/2008		PENDING	Commercial Vehicle Group, Inc.
USA		77/351408 12/13/2007	3563355 01/20/2009	REGISTERED	Commercial Vehicle Group, Inc.
USA	MOTO MIRROR	75/274146 04/14/1997	2171097 07/07/1998	REGISTERED	Commercial Vehicle Group, Inc.
USA	COMFORTEK	77/733,983 05/11/2009		PENDING	Commercial Vehicle Group, Inc.
USA	MOTO MIRROR PLUS	75/225022 01/13/1997	2185420 09/01/1998	REGISTERED	Commercial Vehicle Group, Inc.
USA	CVG COMMERCIAL VEHICLE GROUP	78/380087 03/08/2004	3108626 06/27/2006	REGISTERED	Commercial Vehicle Group, Inc.
International Register	CVG COMMERCIAL VEHICLE Group	868556 08/09/2004	868556 08/09/2004	REGISTERED	Commercial Vehicle Group, Inc.
Mexico	CVG Commercial Vehicle Group & Design	676042 09/08/2004	885997 06/16/2005	REGISTERED	Commercial Vehicle Group, Inc.
Mexico	CVG Commercial Vehicle Group & Design	676040 09/08/2004	885480 06/14/2005	REGISTERED	Commercial Vehicle Group, Inc.
Mexico	CVG Commercial Vehicle Group & Design	676041 09/08/2004	1069667 10/30/2008	REGISTERED	Commercial Vehicle Group, Inc.
Mexico	CVG Commercial Vehicle Group & Design	676043 09/08/2004	885809 06/15/2005	REGISTERED	Commercial Vehicle Group, Inc.
Australia	CVG Commercial Vehicle Group & Design	868556 03/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
Benelux	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.

Application
		Ser. No. /	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
China	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
Germany	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
Japan	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
Poland	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
Sweden	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.
UK	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 06/21/2004	REGISTERED	Commercial Vehicle Group, Inc.
Australia	MOTO MIRROR	1243977 06/02/2008		PENDING	Commercial Vehicle Group, Inc.
Canada	MOTO MIRROR	1386479 03/07/2008		PENDING	Commercial Vehicle Group, Inc.
Mexico	MOTO MIRROR	938920 06/05/2008		PENDING	Commercial Vehicle Group, Inc.
Australia		731907 04/09/1997	731907 04/09/1997	REGISTERED	Commercial Vehicle Group, Inc.
Canada	Moto Mirror & Design	0841627 04/30/1997	496171 06/16/1998	REGISTERED	Commercial Vehicle Group, Inc.
Mexico	Moto Mirror & Design	291918 04/10/1997	614348 06/21/1999	REGISTERED	Commercial Vehicle Group, Inc.
Sweden	Moto Mirror & Design	199703525 04/10/1997	333447 10/15/1999	REGISTERED	Commercial Vehicle Group, Inc.
MAYFLOWER VEHICLE SYSTEMS, LLC

		Application Ser.	Registration No. /
Jurisdiction	Mark	No./ Filing Date	Registration Date	Status	Record Owner
USA	MAYFLOWER	78/114104 03/11/2002	2797473 12/23/2003	REGISTERED	CVG Acquisition, LLC/Mayflower Vehicle Systems, LLC
USA	MAYFLOWER DESIGN	78/159133 08/29/2002	2781928 11/11/2003	REGISTERED	CVG Acquisition, LLC/Mayflower Vehicle Systems, LLC

MONONA WIRE CORPORATION

Application
		Ser. No./	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA	MWC	76/170439 11/22/2000	2644034 10/29/2002	REGISTERED	Monona Wire Corporation
NATIONAL SEATING COMPANY

Application
		Ser. No./	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA	EASY-AIRE	77/767410 06/24/2009		PENDING	National Seating Company
USA	CUSH-N-AIRE	73/510052 11/23/1984	1340589 06/11/1985	REGISTERED	National Seating Company
USA	CHUGGER SNUBBER	72/379153 12/21/1970	0933827 05/16/1972	REGISTERED	National Seating Company
SPRAGUE DEVICES, INC.

Application
		Ser. No./ Filing	Registration No. /
Jurisdiction	Mark	Date	Registration Date	Status	Record Owner
USA	AIR PUSH	71/499442 04/01/1946	0442654 05/10/1949	REGISTERED	Sprague Devices, Inc.
USA	AIR-PUSH	72/315270 12/26/1968	0876384 09/09/1969	REGISTERED	Sprague Devices, Inc.
USA	SPRAGUE DEVICES	74/165295 05/10/1991	1727180 10/27/1992	REGISTERED	Sprague Devices, Inc.
USA	M3 CLUTCH	74/528750 05/24/1994	1911257 08/15/1995	REGISTERED	Sprague Devices, Inc.
USA	ROADWATCH	75/093148 04/23/1996	2159429 05/19/1998	REGISTERED	Sprague Devices, Inc.

Application
		Ser. No./ Filing	Registration No. /
Jurisdiction	Mark	Date	Registration Date	Status	Record Owner
USA	SPRA-KLEER	75/633885 02/04/1999	2323981 02/29/2000	REGISTERED	Sprague Devices, Inc.
USA	ROADWATCH	78/060174 04/24/2001	2664644 12/17/2002	REGISTERED	Sprague Devices, Inc.
USA	CLEARVIEW	78/034718 11/10/2000	2774082 10/14/2003	REGISTERED	Sprague Devices, Inc.
USA	KEYFREE	78/199096 12/31/2002	2788931 12/02/2003	REGISTERED	Sprague Devices, Inc.
USA	CAMERAWASH	78/250480 05/15/2003	2890577 09/28/2004	REGISTERED	Sprague Devices, Inc.
USA	ROADWATCH 3	78/250521 05/15/2003	2908310 12/07/2004	REGISTERED	Sprague Devices, Inc.
USA	ROADWATCH SS ROADWATCH SAFETY SYSTEM	78/974111 09/14/2006	3268437 07/24/2007	REGISTERED	Sprague Devices, Inc.
USA	LIGHTWASH	75/878069 12/21/1999	2595106 07/16/2002	REGISTERED	Sprague Devices, Inc.
Canada	AIR PUSH	0419184 12/21/1977	TMA239182 01/18/1980	REGISTERED	Sprague Devices, Inc.
Mexico	AIR PUSH	24971 11/08/1968	148448 11/08/1968	REGISTERED	Sprague Devices, Inc.
Australia	SPRAGUE & Design	314132 12/19/1977	B 314132 12/19/1977	REGISTERED	Sprague Devices, Inc.
Canada	SPRAGUE & Design	0419183 12/21/1977	TMA240302 03/07/1980	REGISTERED	Sprague Devices, Inc.
Mexico	SPRAGUE & Design	24970 11/08/1968	147923 11/08/1968	REGISTERED	Sprague Devices, Inc.

5. Trade Names
TRIM SYSTEMS OPERATING CORP.

Application Ser.
		No./	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
Canada	O3 & Design	0836270 02/11/1997	504261 11/18/1998	REGISTERED	Tempress, Inc.[1]
Canada	THE HAPPY OZONE MOLECULE AND DESIGN	0836272 02/11/1997	495502 05/29/1998	REGISTERED	Tempress, Inc.
Canada	T-RIM	0824711 09/30/1996	504116 11/16/1998	REGISTERED	Tempress, Inc.
Canada	T-SKIN	0824707 09/30/1996	489645 02/10/1998	REGISTERED	Tempress, Inc.
Canada	VCR	0828758 11/13/1996	520283 12/06/1999	REGISTERED	Tempress, Inc.
COMMERCIAL VEHICLE GROUP, INC.

Trade Name	Goods	Owner
BOOT SAVER	Rubber and plastics hose and belting	Commercial Vehicle Group Inc.

CVG	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

FISH-ON	Automotive stampings	Commercial Vehicle Group Inc.

MAYFLOWER VEHICLE SYSTEMS	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

MOTO MIRROR	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

MWC	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

O3	Electric housewares and fans	Commercial Vehicle Group Inc.

O3 THE HAPPY OZONE MOLECULE	Sporting and athletic goods	Commercial Vehicle Group Inc.

[1]	Tempress, Inc. merged into Trim Systems Operating Corp., surviving as Trim Systems Operating Corp., on September 15, 2004.

Trade Name	Goods	Owner
ROADWATCH	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

T-RIM	Automotive stampings	Commercial Vehicle Group Inc.

TACKLE HATCH	Apparel and accessories	Commercial Vehicle Group Inc.

CLEARVIEW	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

KEYFREE	Communications equipment	Commercial Vehicle Group Inc.

SCHEDULE 9.20
POST CLOSING COVENANTS
1.      Company shall use commercially reasonable efforts to obtain from each of the landlords listed in Section C (Real Property/Leaseholds) of that certain Collateral Certificate delivered to Collateral Agent of even date herewith an executed Disclaimer and Consent in a form substantially similar to the form attached hereto as Exhibit A, and deliver same to Collateral Agent within forty-five (45) days from the date hereof.
2.      Within thirty Business Days from the date hereof, Company (1) shall deliver (or cause to be delivered) an aircraft security agreement in form and substance reasonably satisfactory to Collateral Agent covering one Cessna model 550 aircraft with serial number 550-0279 and Federal Aviation Administration registration number N550KA together with two Pratt & Whitney model JT15D-4 engines identified by serial numbers PCE-70767 (left) and PCE-70472 (right) and (2) shall deliver (or cause to be delivered) all other documents reasonably required to ensure that such aircraft security agreement may be filed with the Federal Aviation Administration and the International Registry (as such term is defined in the Cape Town Treaty).
         As used herein, Cape Town Treaty means collectively the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States, together with the Regulations for the International Registry and the International Registry Procedures, and all other rules, amendments, supplements, and revisions thereto.
3.      Within six Business Days from the date hereof, Company shall deliver (or cause to be delivered) a lender’s loss payable endorsement in respect of the property insurance carried by Borrower pursuant to Section 3.5(b) hereof.